UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2025, UGI Utilities, Inc. (“UGI Utilities”), a wholly owned subsidiary of UGI Corporation (the “Company”), entered into a Note Purchase Agreement (the “Utilities Note Purchase Agreement”) with certain persons (the “Utilities Note Purchasers”) relating to the private placement of $150 million aggregate principal amount of 5.10% Senior Notes, Series A, with a maturity date of November 15, 2030 (the “Series A Notes”), and $125 million aggregate principal amount of 5.68% Senior Notes, Series B, with a maturity date of November 15, 2035 (the “Series B Notes,” and together with the Series A Notes, the “Notes”). The private placement of the Notes is exempt from registration under the Securities Act of 1933, as amended. Funding of the Notes is expected on or before November 14, 2025. Interest payments on the Notes will be payable semiannually on November 15th and May 15th of each year. The Notes will be unsecured and unsubordinated obligations of UGI Utilities, ranking pari passu in all respects with UGI Utilities’ existing and future unsecured and unsubordinated indebtedness. If any subsidiary guarantees or otherwise becomes liable for UGI Utilities’ obligations under a primary credit facility, the subsidiary will provide a guaranty of payment of the Notes and compliance with the Utilities Note Purchase Agreement. Proceeds from the Notes will be used primarily to refinance indebtedness and for general corporate purposes. The pricing of the Notes occurred on July 9, 2025.

The Utilities Note Purchase Agreement includes the usual and customary covenants for note purchase agreements of this type, including, among others, covenants relating to the maintenance of existence, payment of taxes when due, compliance with laws, maintenance of properties in good repair, compliance with the Office of Foreign Assets Control of the United States Department of the Treasury, maintenance of insurance, maintenance of books and records, pari passu ranking, merger and consolidation, line of business, antiterrorism sanctions, and change in control. The Utilities Note Purchase Agreement also contains restrictive and financial covenants, specifying, among other things, that the sale of assets is limited to 15% of consolidated total assets as of the end of any period of twelve consecutive months subject to safe harbors for debt prepayment or property reinvestments and specified exclusions, that indebtedness (excluding certain indebtedness of subsidiaries) plus basket liens will not at any time exceed 10% of consolidated total assets, and that the ratio of total debt to total capitalization will not exceed 0.65 to 1.00 as of the end of any fiscal quarter.

The Utilities Note Purchase Agreement also contains customary events of default, including, without limitation, failure to pay principal and make whole amount when due at maturity or otherwise, failure to pay interest within five business days of the due date, failure to satisfy any financial covenant, failure to comply with the non-financial covenants within a 30-day grace period, default beyond the applicable grace period for payments on other borrowings and cross acceleration for acceleration of other borrowings as a result of non-monetary defaults provided that either of such defaults relates to indebtedness in an aggregate principal amount of more than 2% of consolidated total assets, certain events of bankruptcy or insolvency of UGI Utilities and its principal subsidiaries, judgment defaults provided such judgment relates to the payment of money aggregating in excess of 2% of consolidated total assets, and material ERISA defaults.

Each of the Series A Notes and Series B Notes are callable by UGI Utilities, (i) at any time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued and unpaid interest thereon to the date of prepayment, and (ii) at any time on a date that is less than 30 days, in the case of the Series A Notes, or 90 days, in the case of the Series B Notes, prior to the maturity date of such series of Notes, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment, but without the payment of a “make-whole” premium, in each case, so long as there is no Default or Event of Default under the Utilities Note Purchase Agreement. Holders of the Notes have a right to require prepayment of the principal amount of the Notes, together with interest accrued thereon to the date of prepayment, if UGI Utilities ceases to be directly or indirectly majority owned, beneficially and of record, by the Company, including, without limitation, if the Company ceases to own (beneficially and of record), directly or indirectly, voting stock of UGI Utilities (or other securities convertible into such voting stock) representing 51% or more of the combined voting power of all voting stock of UGI Utilities and 51% or more of the economic interests in UGI Utilities.

The foregoing description of the Utilities Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Utilities Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Utilities Note Purchase Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Utilities Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
4.1	Note Purchase Agreement, dated July 18, 2025, by and among UGI Utilities, Inc. and the purchasers listed as signatories thereto.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

July 23, 2025	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary